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                                                                     EXHIBIT 5.1

October 31, 1997

GameTech International, Inc.
2209 W. 1st Street
Suite 113-114
Tempe, Arizona 85281

Re: Registration Statement on Form S-1
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Gentlemen:

We have examined the Registration Statement on Form S-1, as amended, filed by you with the Securities and Exchange Commission on October 31, 1997 (Registration No. 333-34967) (the "Registration Statement"), in connection with the public offering of 3,676,500 shares (including the Underwriters' over-allotment option) (the "Shares") of the Common Stock, $.001 par value, of GameTech International, Inc. (the "Company"). The Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an Underwriting Agreement in the form filed as Exhibit 1.1 thereto. As your special counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

Based on these examinations, it is our opinion that upon completion of the proceedings being taken or which we, as your special counsel, contemplate will be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our firm name, whenever appearing in the Registration Statement under the heading "Legal Matters," including the Prospectus constituting a part thereof and any amendments thereto. This opinion is furnished to you in connection with the registration of the Shares and is for the benefit of the Company and such stockholders of the Company who are stockholders of the Company at the time of their reliance on this opinion, and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP